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                  EXHIBIT 23.1  CONSENT OF KPMG PEAT MARWICK LLP

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                        INDEPENDENT ACCOUNTANTS' CONSENT

Board of Directors
BostonFed Bancorp, Inc.

We consent to the incorporation by reference in the registration statement on Form S-8 of BostonFed Bancorp, Inc. (the "Company") relating to the Boston Federal Savings Bank Employees' Savings & Profit Sharing Plan and Trust (the "Boston Plan") and the Broadway National Bank Employees' Savings & Profit Sharing Plan and Trust (the "Broadway Plan"), of our report dated January 20, 1998, relating to the consolidated balance sheets of the Company and subsidiaries as of December 31, 1997 and December 31, 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1997, which report is included in the annual report on Form 10-K of the Company. That report dated January 20, 1998, refers to a change in the method of accounting for mortgage servicing rights. We also consent to the incorporation by reference in the registration statement on Form S-8 of the Company relating to the Boston Federal Savings Bank Plan of our report dated November 16, 1998, relating to the statements of net assets available for plan benefits of the Boston Federal Savings Bank Plan as of December 31, 1997, 1996, and 1995 and the related statements of changes in net assets available for plan benefits for the years ended December 31, 1997 and 1996, and for the three-month period from October 1, 1995 (date of plan inception) through December 31, 1995, which report is included in the annual report on Form 11-K of the Boston Federal Savings Bank Plan. That report, dated November 16, 1998, contains explanatory paragraphs stating that, as permitted by 29 CFR 2520.103-8 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, investment assets held by the custodian of the Boston Federal Savings Bank Plan, and transactions in those assets were excluded from the scope of our audit, and therefore, we were unable to, and did not, express an opinion on the Boston Federal Savings Bank Plan's statement of net assets available for plan benefits as of December 31, 1995, the statements of changes in net assets available for plan benefits for the year ended December 31, 1996 and for the three-month period from October 1, 1995 (date of plan inception) through December 31, 1995.

                                                /s/ KPMG LLP


Boston, Massachusetts
January 8, 1999